UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

ProUroCare Medical Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., Suite 101, Eden Prairie, Minnesota 55416
(Address of Principal Executive Offices) (Zip Code)

(952) 476-9093
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 30, 2012, the Company sold 45,000 shares of its common stock to two individual, accredited investors at $1.00 per share in a private offering. Pursuant to the terms of the private offering, the investors also received the right to purchase up to an additional 45,000 shares at $1.00 during the 60-day period beginning on the date that the Company sends the investor notice that FDA clearance of the ProUroScan prostate imaging system has been received by the Company (June 29, 2012).

The Company has additional subscription agreements for the purchase of 297,000 shares under the same terms, and expects to obtain the funds and close on the sale of the additional shares to be sold pursuant to such additional subscriptions by May 7, 2012. Effective on the date the Company received notice of the FDA’s approval of the Company’s prostate imager device (see item 8.01), the Company stopped accepting new subscriptions on the private offering.

The sale of the securities described above was made in compliance with the requirements of Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and the exemption from registration provided under Section 4(2) of the Securities Act. In qualifying for such exemption, the Company relied upon representations from the investor regarding their status as an “accredited investor” under Regulation D and the limited manner of the offering.

Item 8.01 Other Events

On April 30, 2012, the Company was notified that on April 27, 2012 the US Food and Drug Administration approved the Company’s Prostate Mechanical Imager device, known as the ProUroScanTM, for marketing in the United States.

A copy of the Company’s May 1, 2012 press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ProUroCare Medical Inc.

Date: May 3, 2012	By	/s/ Richard C. Carlson
Richard C. Carlson Chief Executive Officer